SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2008

Corgenix Medical Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street Suite 400 Broomfield, Colorado 80020
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On April 21, 2008, the Company retained Georgeson, Inc. (“Georgeson”), an international proxy solicitation firm, to solicit proxies to participate in the Company’s annual meeting of the shareholders scheduled to be held at the Company’s headquarters on May 20, 2008. Georgeson’s chief means of communicating with the Company’s shareholders will be the telephone and the US mail. The Company’s contract with Georgeson provides that the Company will pay Georgeson $7,000 for its services. The Company estimates that the total amount it will spend on the solicitation of shareholders is $8,500, and that the Company’s expenses as of the time of writing are $7,000. Georgeson expects that 10 of its employees will participate in soliciting the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDICAL CORPORATION

By:	/s/ Douglass. T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

Date: April 22, 2007